Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

Prosperity Bancshares, Inc.®

REPORTS RECORD THIRD QUARTER

2014 EARNINGS

●	Third quarter 2014 earnings per share (diluted) increased 20.9% to $1.10 compared with the third quarter 2013
●	Net income increased $21.292 million or 38.5% compared with the third quarter 2013
●	Nonperforming assets remain low at 0.27% of third quarter average earning assets
●	Loans increased $3.186 billion or 51.5% compared with the third quarter 2013
●	Deposits increased $4.558 billion or 36.6% compared with the third quarter 2013
●	Dividend increased 13.5% to $0.2725 for the fourth quarter 2014

HOUSTON, October 29, 2014. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended September 30, 2014, of $76.570 million or $1.10 per diluted common share, an increase in net income of $21.292 million or 38.5%, compared with $55.278 million, and an increase in diluted earnings per share of 20.9%, compared with $0.91 per diluted common share for the same period in 2013.

“It is an honor and a pleasure for me to be able to share such positive news with our shareholders. We continue to see strong organic loan growth. Excluding loans acquired in our recent acquisitions and new production at the acquired banking centers since the respective acquisition dates, loans at September 30, 2014 grew $405.687 million or 6.6% compared with September 30, 2013 and increased $207.345 million or 3.2% (13.0% annualized) on a linked quarter basis,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Strong asset quality continues to be one of the core values and principles of our company. Nonperforming assets totaled $50.082 million or 0.27% of quarterly average earning assets at September 30, 2014. While the increase in nonperforming assets from 0.15% of quarterly average earning assets at June 30, 2014 is significant, it was not unexpected as most of the loans added to nonperforming assets this quarter were identified and marked in our due diligence at one of the recently acquired banks. While the majority of these loans were nonperforming, several are related to renewals that have been delayed due to documentation or procedural issues. At the date of this release, approximately $16.5 million of these loans are expected to be paid off, moved or renewed, but there are no guarantees that such payoffs and renewals will occur. We believe that for the next 12 to 18 months we will have a nonperforming ratio similar to the one this quarter,” continued Zalman.

“The Texas and Oklahoma economies continued to expand during the first nine months of 2014. Employment growth and population growth continues to outpace the majority of the nation. Texas had the highest rate of job creation in the country, with 375,000 jobs created in the past year. The unemployment rate for Texas is 5.1% and the unemployment rate for Oklahoma is 4.6%, while the rate for the rest of the nation is 6.2%. With continued strength in home sales, lower apartment and office vacancy rates, and increasing rental rates, the general economic outlook remains positive for the remainder of 2014,” concluded Zalman.

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. As a result of acquisitions, and thus purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended September 30, 2014

For the three months ended September 30, 2014, net income was $76.570 million compared with $55.278 million for the same period in 2013. Net income per diluted common share was $1.10 for the three months ended September 30, 2014, compared with $0.91 for the same period in 2013. Returns on average assets, average common equity and average tangible common equity, each on an annualized basis, for the three months ended September 30, 2014 were 1.45%, 9.69% and 24.84%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 41.55% for the three months ended September 30, 2014.

Net interest income before provision for credit losses for the quarter ended September 30, 2014 increased 38.8% to $175.657 million, compared with $126.533 million during the same period in 2013. The increase was primarily due to a 28.8% increase in average interest-earning assets for the same period. The net interest margin on a tax equivalent basis for the three months ended September 30, 2014 increased to 3.85%, compared with 3.59% for the same period in 2013 and increased from 3.83% for the three months ended June 30, 2014. Linked quarter net interest income before provision for credit losses increased 0.9% or $1.602 million to $175.657 million, compared with $174.055 million during the three months ended June 30, 2014. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis decreased on a linked quarter basis from 3.31% for the quarter ended June 30, 2014 to 3.26% for the quarter ended September 30, 2014.

Noninterest income increased $8.607 million or 39.9% to $30.161 million for the three months ended September 30, 2014, compared with $21.554 million for the same period in 2013. This increase was primarily due to an increase in fees, credit and debit card income, and service charges as a result of the additional accounts acquired from F&M Bancorporation Inc. and its wholly-owned subsidiary, The F&M Bank & Trust Company (collectively, “F&M”) and FVNB Corp. and its wholly-owned subsidiary, First Victoria National Bank (collectively, “FVNB”). Additionally, trust and brokerage income increased as a result of the additional products and services acquired through the acquisition of FVNB in the fourth quarter 2013. On a linked quarter basis, noninterest income decreased $3.840 million or 11.3%, primarily due to decreases in gains on sale of fixed assets and other real estate, and a decrease in life insurance proceeds received during the second quarter 2014. This decrease was partially offset by an increase in NSF fees for the three months ended September 30, 2014.

Noninterest expense increased $23.973 million or 39.0% to $85.510 million for the three months ended September 30, 2014, compared with $61.537 million for the same period in 2013. This increase was primarily due to additional noninterest expenses associated with the acquisitions of FVNB and F&M. On a linked quarter basis, noninterest expense decreased $3.186 million or 3.6%. This decrease was primarily due to a decline in salary and benefits expense resulting from a reduction in staff from 3,199 FTE’s at June 30, 2014 to 3,057 FTE’s at September 30, 2014.

Loans at September 30, 2014 were $9.369 billion, an increase of $3.186 billion or 51.5%, compared with $6.183 billion at September 30, 2013, primarily due to the acquisitions of FVNB and F&M. Linked quarter loans increased $60.726 million or 0.7% from $9.308 billion at June 30, 2014.

Deposits at September 30, 2014 were $17.014 billion, an increase of $4.558 billion or 36.6%, compared with $12.456 billion at September 30, 2013, primarily due to the acquisitions of FVNB and F&M. Linked quarter deposits decreased $267.028 million or 1.5% from $17.281 billion at June 30, 2014.

Average loans increased 52.0% or $3.208 billion to $9.381 billion for the quarter ended September 30, 2014, compared with $6.173 billion for the same period in 2013. On a linked quarter basis, average loans decreased 0.9% or $86.888 million from $9.468 billion for the quarter ended June 30, 2014. Average deposits increased 37.4% or $4.644 billion to $17.077 billion for the quarter ended September 30, 2014, compared with $12.432 billion for the same period in 2013. On a linked quarter basis, average deposits decreased 0.5% or $87.293 million from $17.164 billion for the quarter ended June 30, 2014.

Results of operations for the nine months ended September 30, 2014

For the nine months ended September 30, 2014, net income was $219.213 million, compared with $158.427 million for the same period in 2013. Net income per diluted common share was $3.19 for the nine months ended September 30, 2014, compared with $2.67 for the same period in 2013. Returns on average assets, average common equity and average tangible common equity, each on an annualized basis, for the nine months ended September 30, 2014 were 1.44%, 9.67% and 24.38%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.17% for the nine months ended September 30, 2014.

Net interest income before provision for credit losses for the nine months ended September 30, 2014, increased 39.6% to $493.403 million, compared with $353.357 million during the same period in 2013. The increase was primarily due to a 28.3% increase in average interest-earning assets over the same period. The net interest margin on a tax equivalent basis for the nine months ended September 30, 2014 increased to 3.77%, compared with 3.48% for the same period in 2013. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis increased to 3.30% for the nine months ended September 30, 2014 from 3.13% for the same period in 2013.

Noninterest income increased $22.497 million or 32.0% to $92.766 million for the nine months ended September 30, 2014, compared with $70.269 million for the same period in 2013. This increase was primarily due to the effects of the additional accounts acquired in the acquisitions of FVNB and F&M completed in 2013 and 2014. Trust and brokerage income increased as a result of the additional products and services acquired through the FVNB acquisition. In addition, gain on the sale of assets increased $4.7 million during the nine months ended September 30, 2014 compared to the same period in 2013, primarily due to a $2.224 million gain that was recorded during the first quarter of 2014 on the sale of the agent bank credit card and agent bank merchant processing business of Bankers Credit Card Services, Inc., a subsidiary acquired as part of the acquisition of Coppermark Bancshares, Inc. and its wholly-owned subsidiary, Coppermark Bank.

Noninterest expense increased $66.636 million or 37.3% to $245.240 million for the nine months ended September 30, 2014, compared with $178.604 million for the same period in 2013. This increase was primarily due to additional noninterest expenses associated with the acquisitions of FVNB and F&M. Additionally, total noninterest expense for the nine months ended September 30, 2014 included one-time pre-tax merger expenses of $3.096 million related primarily to the F&M and FVNB acquisitions.

Average loans increased $3.020 billion or 51.6% to $8.874 billion for the nine months ended September 30, 2014, compared with $5.854 billion for the same period in 2013. Average deposits increased $4.253 billion or 34.6% to $16.547 billion for the nine months ended September 30, 2014, compared with $12.294 billion for the same period of 2013.

The table below provides detail on loans acquired and deposits assumed in the acquisitions of FVNB and F&M completed on November 1, 2013 and April 1, 2014, respectively:

Balance Sheet Data (at period end)

(In thousands)

	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since respective acquisition dates):
FVNB	$1,329,537	$1,424,395	$1,509,927	$1,588,238	$-
F&M	1,451,075	1,502,836	-	-	-
All other loans	6,588,276	6,380,931	6,242,473	6,186,983	6,182,589
Total loans	$9,368,888	$9,308,162	$7,752,400	$7,775,221	$6,182,589

Deposits assumed (including new deposits since respective acquisition dates):
FVNB	$2,102,722	$2,105,120	$2,164,824	$2,239,415	$-
F&M	1,905,233	2,090,468	-	-	-
All other deposits	13,006,072	13,085,467	13,295,233	13,051,856	12,455,799
Total deposits	$17,014,027	$17,281,055	$15,460,057	$15,291,271	$12,455,799

As reflected in the table above, loan and deposit growth was impacted by the acquisitions of FVNB and F&M. Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates, loans at September 30, 2014 grew $405.687 million or 6.6% compared with September 30, 2013 and increased $207.345 million or 3.2% (13.0% annualized) on a linked quarter basis. Excluding deposits assumed in these acquisitions and new deposits generated at the acquired banking centers since the respective acquisition dates, deposits at September 30, 2014 grew $550.273 million or 4.4% compared with September 30, 2013 and decreased $79.395 million or 0.6% on a linked quarter basis.

At September 30, 2014, Prosperity had $21.117 billion in total assets, $9.369 billion in loans and $17.014 billion in deposits. Assets, loans and deposits at September 30, 2014 increased by 31.5%, 51.5% and 36.6%, respectively, compared with their respective levels at September 30, 2013.

Asset Quality

Nonperforming assets totaled $50.082 million or 0.27% of quarterly average earning assets at September 30, 2014, compared with $12.687 million or 0.09% of quarterly average earning assets at September 30, 2013, and $28.521 million or 0.15% of quarterly average earning assets at June 30, 2014. The allowance for credit losses was 0.83% of total loans at September 30, 2014, 0.97% of total loans at September 30, 2013 and 0.79% of total loans at June 30, 2014. Excluding loans acquired that are accounted for under ASC Topics 310-20 and 310-30, the allowance for credit losses was 1.14% of remaining loans as of September 30, 2014, compared with 1.20% at September 30, 2013 and 1.15% at June 30, 2014. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $5.000 million for the three months ended September 30, 2014, compared with $6.325 million for the three months ended June 30, 2014 and $4.025 million for the three months ended September 30, 2013. The provision for credit losses was $11.925 million for the nine months ended September 30, 2014, compared with $9.375 million for the nine months ended September 30, 2013.

Net charge offs were $653 thousand for the three months ended September 30, 2014, compared with $155 thousand for the three months ended June 30, 2014 and $288 thousand for the three months ended September 30, 2013. Net charge offs were $1.594 million for the nine months ended September 30, 2014, compared with $2.026 million for the nine months ended September 30, 2013.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 29, 2014 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s third quarter 2014 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 1373203.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at http://www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “Investor Relations” tab and then the “Presentations & Calls” link.

Dividend

Prosperity Bancshares declared a fourth quarter cash dividend of $0.2725, an increase of 13.5% over the third quarter dividend of $0.24, to be paid on January 2, 2015 to all shareholders of record as of December 15, 2014.

Acquisition of F&M Bancorporation

On April 1, 2014, Prosperity completed the acquisition of F&M Bancorporation Inc. (“FMBC”) and its wholly-owned subsidiary, The F&M Bank & Trust Company (“F&M Bank”) headquartered in Tulsa, Oklahoma. F&M Bank operated 13 banking offices: 9 in Tulsa, Oklahoma and surrounding areas; 3 in Dallas, Texas; and 1 loan production office in Oklahoma City, Oklahoma. As of March 31, 2014, FMBC, on a consolidated basis, reported total assets of $2.412 billion, total loans of $1.738 billion and total deposits of $2.267 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,298,022 shares of Prosperity common stock plus $34.240 million in cash for all outstanding shares of FMBC capital stock, which resulted in goodwill of $214.897 million as of September 30, 2014. The goodwill balance as of September 30, 2014 does not include subsequent fair value adjustments that are still being finalized.

Acquisition of FVNB Corp.

On November 1, 2013, Prosperity completed the acquisition of FVNB Corp. and its wholly-owned subsidiary, First Victoria National Bank headquartered in Victoria, Texas. First Victoria National Bank operated 33 banking offices: 4 in Victoria, Texas; 7 in the South Texas area including Corpus Christi; 6 in the Bryan/College Station area; 5 in the Central Texas area including New Braunfels; and 11 in the Houston area including The Woodlands and Huntsville. As of September 30, 2013, FVNB Corp., on a consolidated basis, reported total assets of $2.473 billion, total loans of $1.648 billion and total deposits of $2.195 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 5,570,667 shares of Prosperity common stock plus $91.250 million in cash for all outstanding shares of FVNB Corp. capital stock, which resulted in goodwill of $328.762 million as of September 30, 2014. Additionally, the Company recognized $18.411 million of core deposit intangibles as of September 30, 2014. These goodwill and core deposit intangible balances as of September 30, 2014 do not include subsequent fair value adjustments that are still being finalized.

Prosperity Bancshares, Inc. ®

As of September 30, 2014, Prosperity Bancshares Inc. ®, named America’s Best Bank for 2014 by Forbes, is a $21.117 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services and Mobile Banking. Prosperity currently operates 245 full-service banking locations: 62 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 36 in the Dallas/Fort Worth area; 22 in the East Texas area; 30 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 9 in the Tulsa, Oklahoma area.

Bryan/College Station Area -

Bryan

Bryan-29th Street

Bryan-East

Bryan-North

Caldwell

College Station

Crescent Point

Hearne

Huntsville

Madisonville

Navasota

New Waverly

Rock Prairie

Southwest Parkway

Tower Point

Wellborn Road

Central Texas Area -

Austin -

183

Allandale

Cedar Park

Congress

Lakeway

Liberty Hill

Northland

Oak Hill

Research Blvd

Westlake

Other Central Texas Locations -

Bastrop

Canyon Lake

Dime Box

Dripping Springs

Elgin

Flatonia

Georgetown

Gruene

Kingsland

La Grange

Lexington

New Braunfels

Pleasanton

Round Rock

San Antonio

Schulenburg

Seguin

Smithville

Thorndale

Weimar

Dallas/Fort Worth Area -

Dallas -

Abrams Centre

Balch Springs

Camp Wisdom

Cedar Hill

Dallas – Central Expressway

Forest Park

Frisco

Frisco-West

Kiest

McKinney

McKinney-Stonebridge

Midway

Northwest Highway

Plano

Preston Forest

Preston Road

Red Oak

Sachse

The Colony

Turtle Creek

Westmoreland

Fort Worth -

Haltom City

Keller

Roanoke

Stockyards

Other Dallas/Fort Worth Locations -

Arlington

Azle

Ennis

Gainesville

Glen Rose

Granbury

Mesquite

Muenster

Sanger

Waxahachie

Weatherford

East Texas Area -

Athens

Blooming Grove

Canton

Carthage

Corsicana

Crockett

Eustace

Gilmer

Grapeland

Gun Barrel City

Jacksonville

Kerens

Longview

Mount Vernon

Palestine

Rusk

Seven Points

Teague

Tyler-Beckham

Tyler-South Broadway

Tyler-University

Winnsboro

Houston Area -

Houston -

Aldine

Allen Parkway

Bellaire

Beltway

Clear Lake

Copperfield

Cypress

Downtown

Eastex

Fairfield

First Colony

Gessner

Gladebrook

Heights

Highway 6 West

Little York

Medical Center

Memorial Drive

Northside

Pasadena

Pecan Grove

River Oaks

Sugar Land

SW Medical Center

Tanglewood

Uptown

Waugh Drive

Westheimer

West University

Woodcreek

Other Houston Area

Locations -

Angleton

Bay City

Beaumont

Cinco Ranch

Cleveland

East Bernard

El Campo

Dayton

Galveston

Groves

Hempstead

Hitchcock

Katy

Katy-Spring Green

Liberty

Magnolia

Magnolia Parkway

Mont Belvieu

Nederland

Needville

Rosenberg

Shadow Creek

Spring

Sweeny

The Woodlands-I-45

The Woodlands-Research Forest

Tomball

Waller

West Columbia

Wharton

Winnie

Wirt

South Texas Area -

Corpus Christi -

Airline

Calallen

Carmel

Northwest

Saratoga

Timbergate

Water Street

Other South Texas

Locations -

Alice

Aransas Pass

Beeville

Colony Creek

Cuero

Edna

Goliad

Gonzales

Hallettsville

Kingsville

Mathis

Padre Island

Palacios

Port Lavaca

Portland

Rockport

Sinton

Taft

Victoria

Victoria-Navarro

Victoria-North

Yoakum

Yorktown

West Texas Area -

Abilene -

Antilley Road

Barrow Street

Cypress Street

Judge Ely

Mockingbird

Lubbock -

4th Street

66th Street

82nd Street

86th Street

98th Street

Avenue Q

North University

Texas Tech Student Union

Midland -

Wadley

Wall Street

Odessa -

Grandview

Grant

Kermit Highway

Parkway

Other West Texas Locations -

Big Spring

Brownfield

Brownwood

Cisco

Comanche

Early

Floydada

Gorman

Levelland

Littlefield

Merkel

Plainview

San Angelo

Slaton

Snyder

Oklahoma

Central Oklahoma-

23rd Street

Edmond

Expressway

I-240

Memorial

Norman

Tulsa-

Garnett

Harvard

Memorial

Owasso

Sheridan

S. Harvard

Utica Square

Utica Tower

Yale

- - -

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
Balance Sheet Data
(at period end)
Total loans	$9,368,888	$9,308,162	$7,752,400	$7,775,221	$6,182,589
Investment securities(A)	8,845,909	8,851,235	8,561,337	8,224,448	7,771,345
Federal funds sold	484	3,630	382	400	1,121
Allowance for credit losses	(77,613)	(73,266)	(67,096)	(67,282)	(59,913)
Cash and due from banks	330,952	509,853	349,860	380,990	269,987
Goodwill	1,892,255	1,894,270	1,672,004	1,671,520	1,351,782
Core deposit intangibles, net	34,474	37,072	39,702	42,049	25,233
Other real estate owned	5,504	5,093	7,372	7,299	7,432
Fixed assets, net	283,011	285,751	280,812	282,925	232,240
Other assets	433,450	426,306	316,360	324,458	272,463
Total assets	$21,117,314	$21,248,106	$18,913,133	$18,642,028	$16,054,279

Noninterest-bearing deposits	$4,968,867	$4,921,398	$4,142,042	$4,108,835	$3,368,357
Interest-bearing deposits	12,045,160	12,359,657	11,318,015	11,182,436	9,087,442
Total deposits	17,014,027	17,281,055	15,460,057	15,291,271	12,455,799
Securities sold under repurchase agreements	358,053	388,342	349,074	364,357	431,969
Other borrowings	289,972	200,210	40,451	10,689	605,951
Junior subordinated debentures	167,531	167,531	124,231	124,231	85,055
Other liabilities	104,781	90,374	98,566	64,662	86,393
Total liabilities	17,934,364	18,127,512	16,072,379	15,855,210	13,665,167
Shareholders' equity(B)	3,182,950	3,120,594	2,840,754	2,786,818	2,389,112
Total liabilities and equity	$21,117,314	$21,248,106	$18,913,133	$18,642,028	$16,054,279

(A) Includes $5,756, $6,706, $7,023, $7,512 and $8,588 in unrealized gains on available for sale securities for the quarterly periods ending September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively.

(B) Includes $3,741, $4,359, $4,565, $4,883 and $5,582 in after-tax unrealized gains on available for sale securities for the quarterly periods ending September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013

Income Statement Data
Interest income:
Loans	$140,521	$138,655	$107,144	$110,575	$94,236	$386,320	$265,542
Securities(C)	46,910	47,670	47,056	45,100	41,961	141,636	117,893
Federal funds sold and other earning assets	35	178	48	76	16	261	111
Total interest income	187,466	186,503	154,248	155,751	136,213	528,217	383,546

Interest expense:
Deposits	10,240	10,918	9,387	9,048	8,314	30,545	26,174
Securities sold under repurchase agreements	245	254	237	280	317	736	921
Junior subordinated debentures	1,099	1,087	775	730	610	2,961	1,821
Other borrowings	225	189	158	224	439	572	1,273
Total interest expense	11,809	12,448	10,557	10,282	9,680	34,814	30,189
Net interest income	175,657	174,055	143,691	145,469	126,533	493,403	353,357
Provision for credit losses	5,000	6,325	600	7,865	4,025	11,925	9,375
Net interest income after provision for credit losses	170,657	167,730	143,091	137,604	122,508	481,478	343,982

Noninterest income:
Nonsufficient funds (NSF) fees	9,734	9,099	8,870	9,669	8,649	27,703	25,504
Credit card, debit card and ATM card income	5,921	6,030	5,152	4,662	4,307	17,103	17,801
Service charges on deposit accounts	4,255	4,325	3,609	3,460	3,169	12,189	9,404
Trust income	2,099	2,044	1,800	1,542	901	5,943	2,814
Mortgage income	1,414	1,208	593	549	931	3,215	3,489
Brokerage income	1,743	1,401	1,269	719	233	4,413	798
Bank owned life insurance income	1,404	1,365	1,028	1,011	916	3,797	2,624
Net gain (loss) on sale of assets	23	1,301	3,310	40	126	4,634	(53)
Net gain (loss) on sale of other real estate	(30)	1,404	(60)	196	(864)	1,314	(732)
Other noninterest income	3,598	5,824	3,033	3,310	3,186	12,455	8,620
Total noninterest income	30,161	34,001	28,604	25,158	21,554	92,766	70,269

Noninterest expense:
Salaries and benefits	52,179	54,126	43,408	40,633	37,135	149,713	107,861
Net occupancy and equipment	6,801	5,996	5,339	4,893	5,094	18,136	14,041
Debit card, data processing and software amortization	4,044	4,009	3,184	3,333	2,756	11,237	8,575
Regulatory assessments and FDIC insurance	4,051	3,886	2,726	2,771	2,516	10,663	7,490
Core deposit intangibles amortization	2,598	2,630	2,045	1,594	1,455	7,273	4,551
Depreciation	3,516	3,522	3,201	3,072	2,679	10,239	7,521
Communications	2,960	2,919	2,737	2,468	2,397	8,616	7,003
Other real estate expense	72	188	396	176	75	656	535
Other noninterest expense	9,289	11,420	7,998	9,652	7,430	28,707	21,027
Total noninterest expense	85,510	88,696	71,034	68,592	61,537	245,240	178,604
Income before income taxes	115,308	113,035	100,661	94,170	82,525	329,004	235,647
Provision for income taxes	38,738	37,529	33,524	31,199	27,247	109,791	77,220
Net income available to common shareholders	$76,570	$75,506	$67,137	$62,971	$55,278	$219,213	$158,427

(C) Interest income on securities was reduced by net premium amortization of $13,531, $12,837, $12,280, $12,017 and $15,136 for the three month periods ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively, and $38,648 and $56,685 for the nine month periods ended September 30, 2014 and September 30, 2013, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to Date
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013

Profitability
Net income	$76,570	$75,506	$67,137	$62,971	$55,278	$219,213	$158,427

Basic earnings per share	$1.10	$1.08	$1.01	$0.98	$0.92	$3.20	$2.68
Diluted earnings per share	$1.10	$1.08	$1.01	$0.98	$0.91	$3.19	$2.67

Return on average assets (D)	1.45%	1.42%	1.43%	1.42%	1.37%	1.44%	1.33%
Return on average common equity (D)	9.69%	9.75%	9.52%	9.53%	9.31%	9.67%	9.29%
Return on average tangible common equity (D) (E)	24.84%	24.06%	24.23%	23.97%	22.14%	24.38%	22.21%
Tax equivalent net interest margin (F)	3.85%	3.83%	3.62%	3.82%	3.59%	3.77%	3.48%
Efficiency ratio(G)	41.55%	42.90%	42.04%	40.21%	41.59%	42.17%	42.16%

Liquidity and Capital Ratios
Equity to assets	15.07%	14.69%	15.02%	14.95%	14.88%	15.07%	14.88%
Tier 1 risk-based capital	13.18%	12.50%	13.85%	13.29%	14.74%	13.18%	14.74%
Total risk-based capital	13.90%	13.18%	14.59%	14.03%	15.55%	13.90%	15.55%
Tier 1 leverage capital	7.40%	6.98%	7.30%	7.44%	7.37%	7.40%	7.37%
Tangible equity to tangible assets(E)	6.55%	6.16%	6.56%	6.35%	6.90%	6.55%	6.90%

Other Data
Shares used in computed earnings per share
Basic	69,751	69,667	66,186	64,024	60,344	68,548	59,207
Diluted	69,791	69,728	66,280	64,173	60,504	68,614	59,362
Period end shares outstanding	69,756	69,744	66,261	66,048	60,383	69,756	60,383
Cash dividends paid per common share	$0.240	$0.240	$0.240	$0.240	$0.215	$0.720	$0.645
Book value per share	$45.63	$44.74	$42.87	$42.19	$39.57	$45.63	$39.57
Tangible book value per share(E)	$18.01	$17.05	$17.04	$16.27	$16.76	$18.01	$16.76

Common Stock Market Price
High	$63.73	$67.49	$67.68	$65.49	$62.00	$67.68	$61.99
Low	55.99	56.04	59.75	61.18	51.85	55.99	42.38
Period end closing price	57.17	62.60	66.15	63.39	61.84	57.17	61.84
Employees – FTE	3,057	3,199	2,888	2,995	2,454	3,057	2,454
Number of banking centers	245	247	236	238	218	245	218

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2014				Jun 30, 2014				Sep 30, 2013
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$9,381,248	$140,521	5.94%		$9,468,136	$138,655	5.87%		$6,173,394	$94,236	6.06%
Investment securities	8,836,309	46,910	2.11%	(H)	8,748,322	47,670	2.19%	(H)	8,015,221	41,961	2.08%	(H)
Federal funds sold and other earning assets	95,378	35	0.15%		234,302	178	0.30%		27,451	16	0.22%
Total interest-earning assets	18,312,935	$187,466	4.06%		18,450,760	$186,503	4.05%		14,216,066	$136,213	3.80%
Allowance for credit losses	(73,977)				(72,587)				(56,765)
Noninterest-earning assets	2,881,762				2,939,375				2,034,968
Total assets	$21,120,720				$21,317,548				$16,194,269

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,399,655	$2,089	0.24%		$3,568,475	$2,272	0.26%		$2,400,555	$1,708	0.28%
Savings and money market deposits	5,502,326	3,400	0.25%		5,479,978	3,550	0.26%		4,233,911	2,911	0.27%
Certificates and other time deposits	3,235,185	4,751	0.58%		3,379,819	5,096	0.60%		2,489,848	3,695	0.59%
Securities sold under repurchase agreements	389,726	245	0.25%		382,692	254	0.27%		455,276	317	0.28%
Junior subordinated debentures	167,531	1,099	2.60%		167,531	1,087	2.60%		85,055	610	2.85%
Other borrowings	215,222	225	0.42%		140,906	189	0.54%		772,083	439	0.23%
Total interest-bearing liabilities	12,909,645	$11,809	0.36%	(I)	13,119,401	$12,448	0.38%	(I)	10,436,728	$9,680	0.37%	(I)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,939,388				4,735,575				3,308,158
Other liabilities	109,287				365,169				73,571
Total liabilities	17,958,320				18,220,145				13,818,457
Shareholders' equity	3,162,400				3,097,403				2,375,812
Total liabilities and shareholders' equity	$21,120,720				$21,317,548				$16,194,269

Net interest income and margin		$175,657	3.81%			$174,055	3.78%			$126,533	3.53%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,997				2,083				2,028

Net interest income and margin (tax equivalent basis)		$177,654	3.85%			$176,138	3.83%			$128,561	3.59%

(H) Yield on securities was impacted by net premium amortization of $13,531, $12,837 and $15,136 for the three month periods ended September 30, 2014, June 30, 2014 and

September 30, 2013, respectively.

(I) Total cost of funds, including noninterest-bearing deposits, was 0.26%, 0.28% and 0.28% for the three months ended September 30, 2014, June 30, 2014 and

September 30, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2014				Sep 30, 2013
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$8,874,414	$386,320	5.82%		$5,853,924	$265,542	6.06%
Investment securities	8,685,212	141,636	2.18%	(J)	7,912,599	117,893	1.99%	(J)
Federal funds sold and other earning assets	143,770	261	0.24%		32,426	111	0.46%
Total interest-earning assets	17,703,396	$528,217	3.99%		13,798,949	$383,546	3.72%
Allowance for credit losses	(71,287)				(55,933)
Noninterest-earning assets	2,791,827				2,000,425
Total assets	$20,423,936				$15,743,441

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,506,932	$6,493	0.25%		$2,545,983	$6,018	0.32%
Savings and money market deposits	5,326,783	10,105	0.25%		4,096,889	8,912	0.29%
Certificates and other time deposits	3,145,435	13,947	0.59%		2,468,518	11,244	0.61%
Securities sold under repurchase agreements	373,542	737	0.26%		458,441	921	0.27%
Junior subordinated debentures	150,692	2,961	2.63%		85,055	1,821	2.86%
Other borrowings	136,618	571	0.56%		558,594	1,273	0.30%
Total interest bearing liabilities	12,640,002	$34,814	0.37%	(K)	10,213,480	$30,189	0.40%	(K)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,567,397				3,182,349
Other liabilities	185,838				68,721
Total liabilities	17,393,237				13,464,550
Shareholders' equity	3,030,699				2,278,891
Total liabilities and shareholders' equity	$20,423,936				$15,743,441

Net interest income and margin		$493,403	3.73%			$353,357	3.42%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		6,132				6,216

Net interest income and margin (tax equivalent basis)		$499,535	3.77%			$359,573	3.48%

(J) Yield on securities was impacted by net premium amortization of $38,648 and $56,685 for the nine month periods ended September 30, 2014 and September 30, 2013, respectively.

(K) Total cost of funds, including noninterest-bearing deposits, was 0.27% and 0.30% for the nine month periods ended September 30, 2014 and September 30, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Adjustment to Loan Yield (L)
Interest on loans, as reported	$140,521	$138,655	$107,144	$110,575	$94,236	$386,320	$265,542
Remove purchase accounting adjustment- loan discount accretion	(28,458)	(25,352)	(13,475)	(19,979)	(16,421)	(67,285)	(42,744)
Interest on loans without discount accretion	$112,063	$113,303	$93,669	$90,596	$77,815	$319,035	$222,798
Average loans	$9,381,248	$9,468,136	$7,755,997	$7,238,438	$6,173,394	$8,874,414	$5,853,924
Loan yield without discount accretion	4.74%	4.80%	4.90%	4.97%	5.00%	4.81%	5.09%
Loan yield, as reported	5.94%	5.87%	5.60%	6.06%	6.06%	5.82%	6.06%

Adjustment to Securities Yield (L)
Interest on securities, as reported	$46,910	$47,670	$47,056	$45,100	$41,961	$141,636	$117,893
Add purchase accounting adjustment- securities amortization	1,466	1,570	1,964	1,892	2,275	5,000	7,980
Interest on securities including amortization	$48,376	$49,240	$49,020	$46,992	$44,236	$146,636	$125,873
Average securities	$8,836,309	$8,748,322	$8,466,946	$7,992,673	$8,015,221	$8,685,212	$7,912,599
Securities yield without purchase accounting adjustment	2.17%	2.26%	2.35%	2.33%	2.19%	2.26%	2.13%
Securities yield, as reported	2.11%	2.19%	2.25%	2.24%	2.08%	2.18%	1.99%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield)	3.26%	3.31%	3.33%	3.35%	3.19%	3.30%	3.13%

Net Interest Margin (tax equivalent basis), as reported	3.85%	3.83%	3.62%	3.82%	3.59%	3.77%	3.48%

Net income available to common shareholders, as reported	$76,570	$75,506	$67,137	$62,971	$55,278	$219,213	$158,427
Less: Purchase accounting adjustments, net of tax (M)	(17,924)	(15,886)	(7,677)	(12,095)	(9,476)	(41,487)	(23,371)
Net income available to common shareholders, adjusted	$58,646	$59,620	$59,460	$50,876	$45,802	$177,726	$135,056

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Jun 30, 2014	Balance at Sep 30, 2014	Balance at Acquisition Date	Balance at Jun 30, 2014	Balance at Sep 30, 2014	Balance at Acquisition Date		Balance at Jun 30, 2014	Balance at Sep 30, 2014
Loan marks:
Previously acquired banks (N)	$159,627	$67,578	$59,738	$63,547	$32,450	$31,180	$223,174		$100,028	$90,918
2014 acquisition (O)	65,962	55,749	44,458	68,359	68,359	59,514	134,321		124,108	103,972
Total	$225,589	$123,327	$104,196	$131,906	$100,809	$90,694	$357,495		$224,136	$194,890

Acquired portfolio loan balances:
Previously acquired banks (N)	$3,839,647	$1,863,751	$1,628,791	$135,279	$70,292	$65,880	$3,974,926		$1,934,043	$1,694,671
2014 acquisition (O)	1,617,287	1,128,510	940,532	120,567	110,582	96,120	1,737,854		1,239,092	1,036,652
Total	$5,456,934	$2,992,261	$2,569,323	$255,846	$180,874	$162,000	$5,712,780	(P)	$3,173,135	$2,731,323

(L) Non-GAAP financial measure.

(M) Using effective tax rate of 33.6%, 33.2%, 33.3%, 33.1% and 33.0% for the three month periods ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013,

respectively, and 33.4% and 32.8% for the nine month periods ended September 30-, 2014 and 2013, respectively.

(N) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, East Texas Financial Services, Coppermark and FVNB.

(O) F&M was acquired on April 1, 2014. During the second quarter of 2014, the acquisition of F&M added $1.738 billion in loans with related purchase accounting adjustments of $134.321 million at acquisition date.

(P) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

	Three Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
YIELD TREND

Interest-Earning Assets:
Loans	5.94%	5.87%	5.60%	6.06%	6.06%
Investment securities (Q)	2.11%	2.19%	2.25%	2.24%	2.08%
Federal funds sold and other earning assets	0.15%	0.30%	0.19%	0.29%	0.22%
Total interest-earning assets	4.06%	4.05%	3.83%	4.03%	3.80%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.24%	0.26%	0.24%	0.25%	0.28%
Savings and money market deposits	0.25%	0.26%	0.26%	0.26%	0.27%
Certificates and other time deposits	0.58%	0.60%	0.59%	0.60%	0.59%
Securities sold under repurchase agreements	0.25%	0.27%	0.28%	0.28%	0.28%
Other borrowings	0.42%	0.54%	1.23%	0.42%	0.23%
Junior subordinated debentures	2.60%	2.60%	2.53%	2.61%	2.85%
Total interest-bearing liabilities	0.36%	0.38%	0.36%	0.37%	0.37%

Net Interest Margin	3.81%	3.78%	3.57%	3.76%	3.53%
Net Interest Margin (tax equivalent)	3.85%	3.83%	3.62%	3.82%	3.59%

(Q) Yield on securities was impacted by net premium amortization of $13,531, $12,837, $12,280, $12,017 and $15,136 for the three month periods ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013 respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
Balance Sheet Averages
Total loans	$9,381,248	$9,468,136	$7,755,997	$7,238,438	$6,173,394
Investment securities	8,836,309	8,748,322	8,466,946	7,992,673	8,015,221
Federal funds sold and other earning assets	95,378	234,302	101,700	103,413	27,451
Total interest-earning assets	18,312,935	18,450,760	16,324,643	15,334,524	14,216,066
Allowance for credit losses	(73,977)	(72,587)	(67,222)	(60,170)	(56,765)
Cash and due from banks	267,389	284,432	255,297	232,666	189,082
Goodwill	1,893,667	1,803,534	1,673,216	1,560,905	1,351,236
Core deposit intangibles, net	35,753	38,469	38,754	30,641	25,938
Other real estate	5,405	8,562	7,885	7,254	9,494
Fixed assets, net	285,039	292,075	282,411	251,688	231,480
Other assets	394,509	512,303	293,330	419,122	227,738
Total assets	$21,120,720	$21,317,548	$18,808,314	$17,776,630	$16,194,269

Noninterest-bearing deposits	$4,939,388	$4,735,575	$4,018,094	$3,860,296	$3,308,158
Interest-bearing demand deposits	3,399,655	3,568,475	3,554,366	2,963,899	2,400,555
Savings and money market deposits	5,502,326	5,479,978	4,992,442	4,654,044	4,233,911
Certificates and other time deposits	3,235,185	3,379,819	2,816,701	2,712,699	2,489,848
Total deposits	17,076,554	17,163,847	15,381,603	14,190,938	12,432,472
Securities sold under repurchase agreements	389,726	382,692	347,747	398,100	455,276
Other borrowings	215,222	140,906	51,932	210,492	772,083
Junior subordinated debentures	167,531	167,531	124,231	111,172	85,055
Other liabilities	109,287	365,169	82,288	223,394	73,571
Shareholders' equity	3,162,400	3,097,403	2,820,513	2,642,534	2,375,812
Total liabilities and equity	$21,120,720	$21,317,548	$18,808,314	$17,776,630	$16,194,269

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2014		Jun 30, 2014		Mar 31, 2014		Dec 31, 2013		Sep 30, 2013
Period End Balances

Loan Portfolio
Commercial and other	$2,058,217	22.0%	$2,139,983	23.0%	$1,312,405	16.9%	$1,322,975	17.0%	$1,028,799	16.6%
Construction, land development and other land loans	1,041,300	11.1%	1,005,099	10.8%	888,985	11.5%	865,511	11.1%	703,193	11.4%
1-4 family residential	2,210,141	23.6%	2,153,801	23.1%	1,906,480	24.7%	1,870,365	24.2%	1,503,771	24.4%
Home equity	269,850	2.9%	267,759	2.9%	263,966	3.4%	261,355	3.4%	211,742	3.4%
Commercial real estate	3,091,090	33.1%	3,027,945	32.6%	2,709,386	34.9%	2,753,797	35.3%	2,304,862	37.2%
Agriculture (including farmland)	534,672	5.7%	542,360	5.8%	512,857	6.6%	531,258	6.8%	321,518	5.2%
Consumer and other	163,618	1.7%	171,215	1.8%	158,321	2.0%	169,960	2.2%	108,704	1.8%
Total loans	$9,368,888		$9,308,162		$7,752,400		$7,775,221		$6,182,589

Deposit Types
Noninterest-bearing DDA	$4,968,867	29.2%	$4,921,398	28.5%	$4,142,042	26.9%	$4,108,835	26.9%	$3,368,357	27.0%
Interest-bearing DDA	3,359,606	19.7%	3,467,826	20.1%	3,446,375	22.3%	3,470,316	22.7%	2,366,997	19.0%
Money market	3,788,358	22.3%	3,861,339	22.3%	3,468,016	22.4%	3,320,062	21.7%	2,834,172	22.8%
Savings	1,728,676	10.2%	1,707,645	9.9%	1,630,395	10.5%	1,571,504	10.3%	1,413,153	11.3%
Certificates and other time deposits	3,168,520	18.6%	3,322,847	19.2%	2,773,229	17.9%	2,820,554	18.4%	2,473,120	19.9%
Total deposits	$17,014,027		$17,281,055		$15,460,057		$15,291,271		$12,455,799

Loan to Deposit Ratio	55.1%		53.9%		50.1%		50.8%		49.6%

Construction Loans
Single family residential construction	$317,307	30.3%	$316,579	31.2%	$292,137	32.6%	$271,491	30.9%	$239,980	33.5%
Land development	89,553	8.5%	88,947	8.8%	73,974	8.2%	83,820	9.6%	60,927	8.6%
Raw land	83,013	7.9%	62,731	6.2%	55,384	6.2%	48,996	5.6%	52,789	7.4%
Residential lots	154,027	14.7%	138,769	13.7%	118,733	13.2%	122,449	14.0%	95,361	13.4%
Commercial lots	86,991	8.3%	93,200	9.2%	99,300	11.1%	103,878	11.9%	58,085	8.2%
Commercial construction and other	317,355	30.3%	312,870	30.9%	257,942	28.7%	244,124	28.0%	204,940	28.9%
Net unaccreted discount	(6,946)		(7,997)		(8,485)		(9,247)		(8,889)
Total construction loans	$1,041,300		$1,005,099		$888,985		$865,511		$703,193

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013

Asset Quality
Nonaccrual loans	$26,804	$23,082	$7,714	$10,231	$4,954	$26,804	$4,954
Accruing loans 90 or more days past due	17,753	335	3,519	4,947	283	17,753	283
Total nonperforming loans	44,557	23,417	11,233	15,178	5,237	$44,557	5,237
Repossessed assets	21	11	91	27	18	21	18
Other real estate	5,504	5,093	7,372	7,299	7,432	5,504	7,432
Total nonperforming assets	$50,082	$28,521	$18,696	$22,504	$12,687	$50,082	$12,687

Nonperforming assets:
Commercial and industrial	$26,172	$14,434	$4,748	$3,153	$1,223	$26,172	$1,223
Construction, land development and other land loans	5,998	2,449	4,053	4,558	4,611	5,998	4,611
1-4 family residential (including home equity)	7,559	6,909	5,435	6,279	2,441	7,559	2,441
Commercial real estate (including multi-family residential)	9,686	3,970	4,196	8,033	4,233	9,686	4,233
Agriculture (including farmland)	182	140	104	279	23	182	23
Consumer and other	485	619	160	202	156	485	156
Total	$50,082	$28,521	$18,696	$22,504	$12,687	$50,082	$12,687

Number of loans/properties	194	179	164	203	128	194	128

Allowance for credit losses at end of period	$77,613	$73,266	$67,096	$67,282	$59,913	$77,613	$59,913

Net charge-offs:
Commercial and industrial	$17	$(64)	$81	$7	$119	$34	$326
Construction, land development and other land loans	(28)	115	(17)	(12)	(30)	$70	38
1-4 family residential (including home equity)	70	406	131	21	15	$607	152
Commercial real estate (including multi-family residential)	(6)	5	60	(311)	(471)	$59	273
Agriculture (including farmland)	(53)	(843)	(81)	(85)	13	$(977)	19
Consumer and other	653	536	612	876	642	$1,801	1,218
Total	$653	$155	$786	$496	$288	$1,594	$2,026

Asset Quality Ratios
Nonperforming assets to average earning assets	0.27%	0.15%	0.11%	0.15%	0.09%	0.28%	0.09%
Nonperforming assets to loans and other real estate	0.53%	0.31%	0.24%	0.29%	0.20%	0.53%	0.20%
Net charge-offs to average loans (annualized)	0.03%	0.01%	0.04%	0.03%	0.02%	0.02%	0.05%
Allowance for credit losses to total loans	0.83%	0.79%	0.87%	0.87%	0.97%	0.83%	0.97%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.14%	1.15%	1.18%	1.25%	1.20%	1.14%	1.20%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended					Year-to-Date
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013

Return on average tangible common equity:
Net income	$76,570	$75,506	$67,137	$62,971	$55,278	$219,213	$158,427
Average shareholders' equity	$3,162,400	$3,097,403	$2,820,513	$2,642,534	$2,375,812	$3,030,699	$2,278,891
Less: Average goodwill and other intangible assets	(1,929,420)	(1,842,003)	(1,711,970)	(1,591,546)	(1,377,174)	(1,828,594)	(1,325,214)
Average tangible shareholders’ equity	$1,232,980	$1,255,400	$1,108,543	$1,050,988	$998,638	$1,202,105	$953,677
Return on average tangible common equity	24.84%	24.06%	24.23%	23.97%	22.14%	24.38%	22.21%

Tangible book value per share:
Shareholders’ equity	$3,182,950	$3,120,594	$2,840,754	$2,786,818	$2,389,112	$3,182,950	$2,389,112
Less: Goodwill and other intangible assets	(1,926,729)	(1,931,342)	(1,711,706)	(1,712,121)	(1,377,015)	(1,926,729)	(1,377,015)
Tangible shareholders’ equity	$1,256,221	$1,189,252	$1,129,048	$1,074,697	$1,012,097	$1,256,221	$1,012,097

Period end shares outstanding	69,756	69,744	66,261	66,048	60,383	69,756	60,383
Tangible book value per share:	$18.01	$17.05	$17.04	$16.27	$16.76	$18.01	$16.76

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$1,256,221	$1,189,252	$1,129,048	$1,074,697	$1,012,097	$1,256,221	$1,012,097

Total assets	$21,117,314	$21,248,106	$18,913,133	$18,642,028	$16,054,279	$21,117,314	$16,054,279
Less: Goodwill and other intangible assets	(1,926,729)	(1,931,342)	(1,711,706)	(1,712,121)	(1,377,015)	(1,926,729)	(1,377,015)
Tangible assets	$19,190,585	$19,316,764	$17,201,427	$16,929,907	$14,677,264	$19,190,585	$14,677,264

Tangible equity to tangible assets ratio	6.55%	6.16%	6.56%	6.35%	6.90%	6.55%	6.90%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$77,613	$73,266	$67,096	$67,282	$59,913	$77,613	$59,913
Total loans	$9,368,888	$9,308,162	$7,752,400	$7,775,221	$6,182,589	$9,368,888	$6,182,589
Less: Fair value of acquired loans accounted for under ASC
Topics 310-20 and 310-30 (does not include new production)	$2,536,433	$2,948,999	$2,086,744	$2,412,660	$1,181,559	$2,536,433	$1,181,559
Total loans less acquired loans	$6,832,455	$6,359,163	$5,665,656	$5,362,561	$5,001,030	$6,832,455	$5,001,030
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.14%	1.15%	1.18%	1.25%	1.20%	1.14%	1.20%